Exhibit 5.1

February 15, 2012	+1 617 526 6000 (t)
+1 617 526 5000 (t)
wilmerhale.com
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 175694) (the “Registration Statement”) filed by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”); and (ii) the prospectus supplement, dated February 14 2012 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale by the Company pursuant to the Registration Statement of 1,125,000 shares of Common Stock (the “Shares”) in connection with the exercise by the Underwriters (as defined below) of their option to purchase additional shares of Common Stock pursuant to the underwriting agreement, dated as of February 14, 2012 (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC, as representative of the several Underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, a copy of which the Company filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K on February 15, 2012.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares pursuant to the Underwriting Agreement. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Alnylam Pharmaceuticals, Inc. February 15, 2012 Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Lia Der Marderosian
Lia Der Marderosian, a Partner